                                                                     EXHIBIT 2.1



================================================================================



                              AMENDED AND RESTATED

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     between

                                DOUBLECLICK INC.

                                       and

                               MESSAGEMEDIA, INC.

                          Dated as of October 10, 2001



================================================================================

                                TABLE OF CONTENTS

                                                                                                     Page

ARTICLE I DEFINITIONS...................................................................................2
         SECTION 1.01     Certain Defined Terms.........................................................2

ARTICLE II THE MERGER...................................................................................7
         SECTION 2.01     The Merger....................................................................7
         SECTION 2.02     Closing.......................................................................7
         SECTION 2.03     Effective Time................................................................7
         SECTION 2.04     Effect of the Merger..........................................................7
         SECTION 2.05     Certificate of Incorporation; Bylaws; Directors and Officers of
                          Surviving Corporation.........................................................7

ARTICLE III CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES..........................................8
         SECTION 3.01     Conversion of Shares..........................................................8
         SECTION 3.02     Exchange of Shares Other than Treasury Shares.................................8
         SECTION 3.03     Stock Transfer Books.........................................................10
         SECTION 3.04     No Fractional Share Certificates.............................................10
         SECTION 3.05     Options and Warrants to Purchase Company Common Stock........................11
         SECTION 3.06     Unvested Stock...............................................................11
         SECTION 3.07     Company Stock Purchase Plan..................................................12
         SECTION 3.08     Certain Adjustments..........................................................12
         SECTION 3.09     Lost, Stolen or Destroyed Certificates.......................................12
         SECTION 3.10     Taking of Necessary Action; Further Action...................................12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY...................................................12
         SECTION 4.01     Organization and Qualification; Subsidiaries.................................13
         SECTION 4.02     Certificate of Incorporation and Bylaws......................................13
         SECTION 4.03     Capitalization...............................................................13
         SECTION 4.04     Authority Relative to This Restated Agreement................................15
         SECTION 4.05     No Conflict; Required Filings and Consents...................................15
         SECTION 4.06     Permits; Compliance with Laws................................................16
         SECTION 4.07     SEC Filings; Financial Statements............................................16
         SECTION 4.08     Absence of Certain Changes or Events.........................................17
         SECTION 4.09     Customers and Suppliers......................................................18
         SECTION 4.10     Certain Tax Matters..........................................................18
         SECTION 4.11     Affiliates...................................................................18
         SECTION 4.12     Opinion of Financial Advisor.................................................18
         SECTION 4.13     Brokers......................................................................18
         SECTION 4.14     Business Activity Restriction................................................19

         SECTION 4.15     Section 203 of the DGCL Not Applicable.......................................19

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT.....................................................19
         SECTION 5.01     Organization and Qualification...............................................19
         SECTION 5.02     Certificate of Incorporation and Bylaws......................................19
         SECTION 5.03     Capitalization...............................................................20
         SECTION 5.04     Authority Relative to This Restated Agreement................................20
         SECTION 5.05     No Conflict; Required Filings and Consents...................................21
         SECTION 5.06     SEC Filings; Financial Statements............................................21
         SECTION 5.07     Certain Tax Matters..........................................................22
         SECTION 5.08     Brokers......................................................................22
         SECTION 5.09     No Parent Material Adverse Effect............................................22

ARTICLE VI COVENANTS...................................................................................22
         SECTION 6.01     Conduct of Business Pending the Closing......................................22
         SECTION 6.02     Notices of Certain Events....................................................25
         SECTION 6.03     Access to Information; Confidentiality.......................................25
         SECTION 6.04     No Solicitation of Transactions..............................................26
         SECTION 6.05     Tax-Free Transaction.........................................................27
         SECTION 6.06     Control of Operations........................................................27
         SECTION 6.07     Further Action; Consents; Filings............................................27
         SECTION 6.08     Additional Reports...........................................................28
         SECTION 6.09     Tax Matters..................................................................28
         SECTION 6.10     Employee Benefits............................................................29

ARTICLE VII ADDITIONAL AGREEMENTS......................................................................29
         SECTION 7.01     Registration Statement; Proxy Statement......................................29
         SECTION 7.02     Company Stockholders' Meetings...............................................31
         SECTION 7.03     Indemnification; Directors' and Officers' Insurance..........................32
         SECTION 7.04     No Shelf Registration........................................................33
         SECTION 7.05     Public Announcements.........................................................33
         SECTION 7.06     NNM Listing..................................................................33
         SECTION 7.07     Company Stock Options/Registration Statements on Form S-8....................33
         SECTION 7.08     Employee Benefit Matters.....................................................33
         SECTION 7.09     Affiliates...................................................................34
         SECTION 7.10     Taking of Additional Actions.................................................34

ARTICLE VIII CONDITIONS TO THE MERGER..................................................................34
         SECTION 8.01     Conditions to the Obligations of Each Party to Consummate the Merger.........34

         SECTION 8.02     Conditions to the Obligations of Company.....................................35
         SECTION 8.03     Conditions to the Obligations of Parent......................................35

ARTICLE IX TERMINATION, AMENDMENT, WAIVER AND RELEASE..................................................36
         SECTION 9.01     Termination..................................................................36
         SECTION 9.02     Effect of Termination........................................................38
         SECTION 9.03     Amendment....................................................................38
         SECTION 9.04     Waiver.......................................................................38
         SECTION 9.05     Termination Fee; Expenses....................................................38
         SECTION 9.06     Release......................................................................39

ARTICLE X GENERAL PROVISIONS...........................................................................40
         SECTION 10.01    Non-Survival of Representations and Warranties...............................40
         SECTION 10.02    Notices......................................................................40
         SECTION 10.03    Severability.................................................................41
         SECTION 10.04    Assignment; Binding Effect; Benefit..........................................41
         SECTION 10.05    Incorporation of Exhibits....................................................41
         SECTION 10.06    Governing Law................................................................41
         SECTION 10.07    Waiver of Jury Trial.........................................................41
         SECTION 10.08    Headings; Interpretation.....................................................42
         SECTION 10.09    Counterparts.................................................................42
         SECTION 10.10    Entire Agreement.............................................................42

                                     ANNEXES

Annex A Stockholder Agreement

                       AMENDED AND RESTATED AGREEMENT AND
                        PLAN OF MERGER AND REORGANIZATION

         AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of October 10, 2001 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this "RESTATED AGREEMENT"), between DOUBLECLICK INC., a Delaware corporation ("PARENT"), and MESSAGEMEDIA, INC., a Delaware corporation ("COMPANY").

                                   WITNESSETH:

         WHEREAS, Parent, Company and Atlas Acquisition Corp. ("Merger Sub") were parties to that certain Agreement and Plan of Merger and Reorganization, dated as of June 1, 2001, as amended by the Amendment to Agreement and Plan of Merger and Reorganization, dated as of June 26, 2001 (the "Amended Merger Agreement"), which contemplates a business combination of Parent and Company by means of a merger of such entities;

         WHEREAS, the boards of directors of Parent and Company have determined that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of the Company with and into the Parent (the "MERGER") and have approved and adopted this Restated Agreement;

         WHEREAS, concurrently with the execution of this Restated Agreement and as an inducement to Parent to enter into this Restated Agreement, certain stockholders of Company have entered into a stockholder agreement ("STOCKHOLDER AGREEMENT") in the form attached hereto as Annex A;

         WHEREAS, upon the terms and subject to the conditions of this Restated Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent will acquire all of the common stock of Company through the Merger of Company with and into the Parent;

         WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "CODE"), and that this Restated Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code; and

         WHEREAS, each of the parties to the Amended Merger Agreement desire to modify and amend and restate the Amended Merger Agreement in its entirety, as set forth in this Restated Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Restated Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

         "AFFILIATE" shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with the first Person.

         "BLUE SKY LAWS" shall mean state securities or "blue sky" Laws.

         "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by Law or executive order to close in the City of New York.

         "COMPANY COMMON STOCK" shall mean the shares of common stock, par value $0.001 per share, of Company.

         "COMPANY COMPETING TRANSACTION" shall mean any of the following involving Company (other than the Merger):

                  (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction (other than, for the purpose of Section 9.05(b)(ii)(B), such a transaction in which Company acquires another Person and the shares of Company Common Stock issued to the equityholders of such other Person constitute less than 50% of the capital stock of the successor company in such transaction);

                  (ii) any sale, lease, exchange, transfer or other disposition of 20% or more of the assets of Company and the Company Subsidiaries (as defined in Section 4.01), taken as a whole, in a single transaction or series of related transactions;

                  (iii) any tender offer or exchange offer for 20% or more of the outstanding voting securities of Company or the filing of a registration statement under the Securities Act in connection therewith;

                  (iv) any Person having acquired "beneficial ownership" or the right to acquire "beneficial ownership" of, or any "group" (as such terms are defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of Company;

                  (v) any solicitation in opposition to the approval of this Restated Agreement by the stockholders of Company; or

                  (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Company to Parent concurrently with the execution of this Restated Agreement and forming a part hereof.

         "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Company or the Company Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, prospects, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, in and of themselves, be considered a Company Material Adverse Effect: (a) any decrease in the market price or trading volume of the Company Common Stock after the date hereof or the de-listing thereof from the NNM listing or a litigation relating thereto; (b) the fact that Company does not meet the revenue predictions in Company's internal projections separately delivered to Parent previously; (c) any litigation or loss of current or prospective customers, employees, suppliers or distributors, or any reductions in sales or revenues, that arose from the announcement or pendency of the Merger; (d) any changes in general economic conditions or changes affecting the industry generally in which Company operates (provided that such changes do not affect Company in a materially disproportionate manner); (e) any adverse change arising from or relating to any change in accounting requirements or principles or any change in applicable Laws, rules or regulations or the interpretation thereof and (f) any loss of customers to Parent or DoubleClick Email Canada Inc. (formerly known as FloNetwork Inc.).

         "COMPANY STOCK PLANS" shall mean Company's 1995 Stock Plan and 1999 Non-Officer Stock Option Plan and Decisive Technology Corporation's 1996 Stock Option Plan.

         "COMPANY STOCK PURCHASE PLAN" shall mean Company's Employee Stock Purchase Plan.

         "COMPANY SUPERIOR PROPOSAL" shall mean another bona fide written proposal regarding a Company Competing Transaction that (x) if any cash consideration is involved, shall not be subject to any financing contingency, and with respect to which Company's board of directors shall have determined in the proper exercise of its fiduciary duties to Company's stockholders that the acquiring party is capable of consummating such Company Competing Transaction on the terms proposed, and (y) Company's board of directors shall have determined (based upon advice of Company's independent financial advisors of nationally recognized reputation, which Parent hereby acknowledges that Stephens, Inc. shall qualify) in the proper exercise of its fiduciary duties to Company's stockholders that such Company Competing Transaction provides greater value to the stockholders of Company than the Merger (and Company's independent financial advisors of nationally recognized reputation opine in writing that such Company Competing Transaction is superior from a financial point of view).

         "CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement, dated as of February 22, 2001, between Parent and Company.

         "$" shall mean United States Dollars.

         "ENCUMBRANCES" shall mean all claims, security interests, liens, pledges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other similar encumbrance or right.

         "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

         "EXPENSES" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Restated Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement (as defined in Section 7.01) and the Proxy Statement (as defined in Section 7.01), the solicitation of stockholder approvals, the filing of HSR Act notification and report form, if any, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

         "FULLY DILUTED SHARES" shall mean all of the fully diluted shares outstanding of Common Stock at the Effective Time, calculated in accordance with the Treasury Method under U.S. GAAP.

         "GOVERNMENTAL ENTITY" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

         "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

         "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, friable asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

         "IRS" shall mean the United States Internal Revenue Service.

         "KNOWLEDGE OF COMPANY" shall mean that any officer or director of Company or any Company Subsidiary is actually aware of a fact or other matter or should have been aware of a fact or other matter based upon reasonable inquiry and investigation.

         "KNOWLEDGE OF PARENT" shall mean that any officer or director of Parent is actually aware of a fact or other matter or should have been aware of a fact or other matter based upon reasonable inquiry and investigation.

         "LAW" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

         "NNM" shall mean The Nasdaq National Market.

         "PARENT COMMON STOCK" shall mean the shares of common stock, par value $0.001 per share, of Parent.

         "PARENT CONVERTIBLE NOTES" shall mean the $250,000,000 4.75% Convertible Notes of Parent due 2006.

         "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Parent to Company concurrently with the execution of this Restated Agreement and forming a part hereof.

         "PARENT MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Parent and the Parent Subsidiaries (as defined in Section 5.03) that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, in and of themselves, be considered a Parent Material Adverse Effect: (a) any decrease in the market price or trading volume of the Parent Common Stock after the date hereof or a litigation relating thereto; (b) any changes in general economic conditions or changes affecting the industry generally in which Parent operates (provided that such changes do not affect Parent in a materially disproportionate manner); or (c) any adverse change arising from or relating to any change in accounting requirements or principles or any change in applicable Laws, rules or regulations or the interpretation thereof.

         "PARENT STOCK PLANS" shall mean Parent's 1996 Stock Plan, 1997 Stock Incentive Plan, 1999 Non-Officer Stock Option/Stock Issuance Plan, Employee Stock Purchase Plan and all plans assumed by Parent in connection with its acquisitions.

         "PERMITTED ENCUMBRANCES" shall mean (i) liens for Taxes, assessments and other governmental charges not yet due and payable, (ii) immaterial unfiled mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business which are not yet due and payable, (iii) equipment leases with third parties entered into in the ordinary course of business, (iv) liens held by Wells Fargo Equipment Finance, Inc. on all of Company's assets and (v) Encumbrances described on Section 4.18 of the Company Disclosure Schedule.

         "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, syndicate, individual (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

         "PROXY STATEMENT" shall mean the proxy statement with respect to the Merger relating to the Company Stockholders' Meeting, together with any amendments thereto.

         "REGISTRATION STATEMENT" shall mean the registration statement on Form S-4 of Parent, together with all amendments thereto.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary of such Person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, other than, with respect to Company and the Company Subsidiaries, Message Media Europe, B.V., a company existing under the laws of the Netherlands, and any of its Subsidiaries.

         "TAX" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or other taxing authority ("TAXING AUTHORITY"), including, without limitation, income, franchise, windfall or other profits, gross or net receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth taxes; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

         "TAX RETURN" shall mean any return, statement or form (including, without limitation, any estimated tax report or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

         "U.S. GAAP" shall mean United States generally accepted accounting principles.

                                   ARTICLE II

                                   THE MERGER

         SECTION 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Restated Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 2.03), Company shall be merged with and into Parent. As a result of the Merger, the separate corporate existence of Company shall cease and Parent shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION").

         SECTION 2.02 Closing. Unless this Restated Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three (3) Business Days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "CLOSING") to be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, unless another date, time or place is agreed to by Parent and Company.

         SECTION 2.03 Effective Time. At and after the time of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing, or such later date and time as may be set forth therein, being the "EFFECTIVE TIME").

         SECTION 2.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Company shall vest in Parent as the Surviving Corporation, and all debts, liabilities and duties of Company shall become the debts, liabilities and duties of Parent as the Surviving Corporation.

         SECTION 2.05 Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation. Unless otherwise agreed by Parent and Company before the Effective Time, at the Effective Time:

                  (a) subject to the requirements of Section 7.03(a), the Certificate of Incorporation and the Bylaws of Parent in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation or Bylaws;

                  (b) the officers of Parent immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

                  (c) the directors of Parent immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

                                  ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 3.01 Conversion of Shares. At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Company or the holders of any of the following securities:

         (a) Each share of Company Common Stock issued and outstanding immediately before the Effective Time (excluding those shares to be cancelled in accordance with Section 3.01(b)) and all rights in respect thereof shall forthwith cease to exist and be converted into a fraction of a share (the "EXCHANGE RATIO") of Parent Common Stock (i) the numerator of which is 1,000,000 and (ii) the denominator of which shall be the number of Fully Diluted Shares.

         (b) Each share of Company Common Stock held in the treasury of Company or owned by Parent or any wholly owned Subsidiary of Company or Parent immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Parent or any other corporation shall be issuable, and no payment of other consideration shall be made, with respect thereto.

         SECTION 3.02 Exchange of Shares Other than Treasury Shares

         (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with American Stock Transfer & Trust Company, Inc. or such other bank or trust company as may be designated by Parent to act as exchange agent for the Merger (the "EXCHANGE AGENT").

         (b) Parent to Provide Common Stock and Cash. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for the benefit of the holders of Company Common Stock: (i) certificates of Parent Common Stock ("PARENT CERTIFICATES") representing the number of whole shares of Parent Common Stock issuable pursuant to Section 3.01(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time and
(ii) sufficient funds to permit payment in lieu of fractional shares pursuant to
Section 3.04.

         (c) Exchange Procedures. The Exchange Agent shall mail to each holder of record of certificates representing shares of Company Common Stock ("COMPANY CERTIFICATES"), whose shares were converted into the right to receive Parent Common Stock (and cash in lieu of fractional shares pursuant to Section 3.04) promptly after the Effective Time (and in any event not later than the later to occur of seven (7) Business Days after (i) the Effective Time and (ii) receipt by Parent of a complete list from Company of the names and addresses of its holders of record): (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for Parent Certificates (and cash in lieu of fractional shares). Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive, in exchange therefor, a Parent Certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to this Article III, dividends or distributions declared or made on such Parent Common Stock after the Effective Time and payable between the Effective Time and the time of such surrender and/or payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.04, and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, to represent for all purposes only the right to receive the number of full shares of Parent Common Stock into which such shares of Company Common Stock are so convertible, any dividends or distributions declared or made on such Parent Common Stock after the Effective Time and payable between the Effective Time and the time of such surrender and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 3.04. Notwithstanding any other provision of this Restated Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article III.

         (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar Laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(d)) with respect to such shares of Parent Common Stock.

         (e) Transfer of Ownership. If any Parent Certificate is to be issued in a name, or cash in lieu of fractional shares paid to a Person, other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance and/or payment thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

         (f) Termination of Exchange Agent Funding. Any portion of funds (including any interest earned thereon) or Parent Certificates held by the Exchange Agent which have not been delivered to holders of Company Certificates pursuant to this Article III within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by this Section 3.02 shall thereafter look only to Parent (subject to abandoned property, escheat and similar Laws) only as general creditors thereof for their claim for shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

         (g) No Liability. Notwithstanding anything to the contrary in this
Section 3.02, none of the Exchange Agent, the Surviving Corporation nor any party hereto shall be liable to any Person in respect of any shares of Parent Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         SECTION 3.03 Stock Transfer Books. As of the Effective Time, the stock transfer books of Company shall be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of Company at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04 hereof, and a cash payment in the amount of dividends, if any, in accordance with Section 3.02(d) hereof, if the certificate or certificates representing such shares of Company Common Stock, as the case may be, is or are surrendered in accordance with the provisions of Section 3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer Tax.

         SECTION 3.04 No Fractional Share Certificates. No scrip or fractional share Parent Certificate shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of Surviving Corporation with respect to such fractional share interest. As promptly as practicable following the Effective Time, Parent shall deposit with the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash, rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (ii) the closing price for a share of Parent Common Stock on the NNM on the Business Day immediately prior to the Effective Time. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding Taxes, to such holders of Company Common Stock subject to and in accordance with the terms of
Section 3.02 hereof.

         SECTION 3.05 Options and Warrants to Purchase Company Common Stock. At the Effective Time, the Company Stock Plans and each option granted by Company to purchase shares of Company Common Stock pursuant to the Company Stock Plans or otherwise listed on Schedule 4.03 of the Company Disclosure Schedule ("COMPANY STOCK OPTIONS") which is outstanding and unexercised immediately prior to the Effective Time, and each warrant to purchase shares of Company Common Stock ("COMPANY WARRANTS") listed on Schedule 4.03 of the Company Disclosure Schedule which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Parent and converted into an option or warrant, as the case may be, to purchase shares of Parent Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except (a) to the extent that such terms, conditions and restrictions may be altered in accordance with their terms, or the terms of the agreements between Company and the holder of a Company Stock Option set forth on Section 3.05 of the Company Disclosure Schedule, as a result of the Merger contemplated hereby and (b) that all references in each such Company Stock Option or Company Warrant to Company shall be deemed to refer to Parent):

                  (a) the number of shares of Parent Common Stock to be subject to the new option or warrant, as the case may be, shall be equal to the product of (x) the number of shares of Company Common Stock subject to the original Company Stock Option or Company Warrant immediately prior to the Effective Time and (y) the Exchange Ratio;

                  (b) the exercise price per share of Parent Common Stock under the new option or warrant, as the case may be, shall be equal to (x) the exercise price per share of Company Common Stock in effect under the original Company Stock Option or Company Warrant immediately prior to the Effective Time divided by (y) the Exchange Ratio; and

                  (c) in effecting such assumption and conversion, the aggregate number of shares of Parent Common Stock to be subject to each assumed Company Stock Option or Company Warrant will be rounded down, if necessary, to the next whole share and the aggregate exercise price shall be rounded up, if necessary, to the next whole cent.

         The adjustments provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

         SECTION 3.06 Unvested Stock. At the Effective Time, any unvested shares of Company Common Stock awarded to, or otherwise held by, employees, directors and consultants pursuant to a Company Stock Plan outstanding immediately prior to the Effective Time shall be converted into unvested shares of Parent Common Stock in accordance with the Exchange Ratio and shall remain subject to the same terms, restrictions and vesting schedule as in effect immediately prior to the Effective Time. All outstanding rights which Company may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock shall be assigned to the Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and subject to the same conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to such rights and the purchase price payable per share shall be adjusted to reflect the Exchange Ratio (with the number of shares rounded down to the nearest whole share and the purchase price rounded up to the nearest whole cent).

         SECTION 3.07 Company Stock Purchase Plan. Immediately prior to the Effective Time, each outstanding purchase right pursuant to the Company Stock Purchase Plan shall be exercised for the purchase of Company Common Stock at the price per share set forth in the Company Stock Purchase Plan, and the Company Common Stock so purchased shall be considered issued and outstanding immediately prior to the Effective Time and shall be converted pursuant to Section 3.02 hereof. The Company Stock Purchase Plan shall terminate effective with such exercise of purchase rights described herein and no further purchase rights shall be granted thereafter.

         SECTION 3.08 Certain Adjustments. If between the date of this Restated Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, then the Exchange Ratio shall be adjusted accordingly to provide to Parent and Company the same economic effect as contemplated by this Restated Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

         SECTION 3.09 Lost, Stolen or Destroyed Certificates. In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 3.01; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent against any claim that may be made against Parent or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

         SECTION 3.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Restated Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company are hereby fully authorized in the name of their corporation or otherwise to take, and will use all good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Restated Agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company hereby represents and warrants to Parent, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV and any other representation or warranty of Company to the extent that it is apparent from such disclosure that such disclosure is applicable to such other representation or warranty, that:

         SECTION 4.01 Organization and Qualification; Subsidiaries.

         (a) Company has been duly organized and is validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each Subsidiary of Company (a "COMPANY SUBSIDIARY") has been duly organized and is validly existing and in "good standing" (with respect to jurisdictions that recognize the concept of good standing or similar concepts) under the Laws of the jurisdiction in which it is incorporated or chartered and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Company and the Company Subsidiaries is duly qualified or licensed to do business, and is in "good standing" (with respect to jurisdictions that recognize the concept of good standing or similar concepts), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

         (b) Company does not own, directly or indirectly, any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership or joint venture arrangement, other business entity or other Person. Schedule 4.01(b) of the Company Disclosure Schedule sets forth the percentage of the equity or similar interest in each such corporation, partnership or joint venture arrangement, other business entity or other Person owned by Company and the Company Subsidiaries and, if applicable, other Persons. All outstanding shares of capital stock of each such corporation, partnership or joint venture arrangement, other business entity or other Person are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each Company Subsidiary are owned by Company free and clear of all Encumbrances. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments, arrangements, or agreements of any character relating to the issued or unissued capital stock or other securities of any such Company Subsidiary, or otherwise obligating Company or any such Company Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

         SECTION 4.02 Certificate of Incorporation and Bylaws. The copies of the certificate of incorporation and bylaws of Company, the certificate of incorporation, bylaws or equivalent organizational documents of each Company Subsidiary and the organizational documents (including the operating agreements) of each joint venture entity owned by Company previously presented to Parent by Company are true, complete and correct copies thereof. Such certificates of incorporation, bylaws and equivalent organizational documents are in full force and effect. Neither Company nor any Company Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, bylaws or equivalent organizational documents.

         SECTION 4.03 Capitalization. The authorized capital stock of Company consists of 100,000,000 shares of Company Common Stock and 5,000,000 shares of the

Company's Preferred Stock, par value $0.001 per share (the "COMPANY PREFERRED STOCK"). As of the close of business on September 30, 2001, (i) 68,723,039 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock were held in the treasury of Company, (iii) 19,285,103 shares of Company Common Stock were reserved for future issuance pursuant to Company Stock Options, Company Warrants and the Company Stock Purchase Plan and (iv) no shares of Company Preferred Stock were issued and outstanding. A true and complete list as of the date hereof of each holder of an outstanding Company Stock Option or Company Warrant, the grant or issuance date of each Company Stock Option or Company Warrant, the plan under which such Company Stock Option was granted, if any, the number of shares of Company Common Stock for which each Company Stock Option or Company Warrant is exercisable, the exercise price of each Company Stock Option or Company Warrant, the vesting schedule of each Company Stock Option (including the extent vested to the date of this Restated Agreement and whether and to what extent the exercisability of such Company Stock Option will be accelerated and become exercisable as a result of or relating to the transactions contemplated by this Restated Agreement), the status of each Company Stock Option as either an "incentive stock option" (as defined in Section 422 of the Code) or a nonstatutory stock option; a true and complete list as of the date hereof of each holder of an outstanding purchase right under the Company Stock Purchase Plan, including the payroll deduction amount elected by such holder and the price per share of Company Common Stock at the start of the current purchase period; and a true and complete list of the name of each holder of any shares of Company Common Stock that are unvested as of the date hereof, including the grant or issuance date of such stock, the per share purchase price, if any, payable upon forfeiture or repurchase by Company of such stock, the vesting schedule applicable to such Company Common Stock (including the extent vested to the date of this Restated Agreement and whether and to what extent the vesting of such Company Common Stock will be accelerated as a result of or relating to the transactions contemplated by this Restated Agreement), and the status of each share of Company Common Stock as acquired pursuant to the exercise of an "incentive stock option" (as defined in Section 422 of the Code) or not, are set forth on Schedule 4.03 of the Company Disclosure Schedule. Except for shares of Company Common Stock issuable pursuant to the Company Stock Plans, the Company Warrants, the Company Stock Purchase Plan and as otherwise set forth on Schedule 4.03 of the Company Disclosure Schedule, there are not issued, reserved for issuance or outstanding, (A) any shares of capital stock or other voting securities of Company or any Company Subsidiary or (B) any options, warrants, convertible or exchangeable securities or other rights, agreements, arrangements or commitments of any character to which Company or any Company Subsidiary is a party or by which Company or any Company Subsidiary is bound relating to the issued or unissued capital stock of Company or any Company Subsidiary or obligating Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock. There are no outstanding contractual obligations of Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or other Person. Company has provided to Parent complete copies of the Company Stock Plans and all documents pursuant to which Company has granted Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. Company has provided to Parent complete copies of all documents pursuant to which Company has granted Company Warrants that are currently outstanding and the form of all warrant agreements evidencing such Company Warrants.

         SECTION 4.04 Authority Relative to This Restated Agreement. Company has all necessary corporate power and authority to execute and deliver this Restated Agreement, the Note Purchase Agreement, dated as of the date hereof, between Parent and Company (the "NOTE PURCHASE AGREEMENT"), and any notes issued pursuant thereto, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Restated Agreement, the Note Purchase Agreement and any notes issued pursuant thereto by Company and the consummation by Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize this Restated Agreement, the Note Purchase Agreement or any notes issued pursuant thereto or to consummate the transactions contemplated hereby or thereby (other than, with respect to the Merger, the approval of this Restated Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Stockholders' Meeting (as defined in Section 7.02), and the filing and recordation of the Certificate of Merger as required by the
DGCL). This Restated Agreement, the Note Purchase agreement and any notes issued pursuant thereto have been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the legal, valid and binding obligation of Company, enforceable against Company in accordance with their terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies (whether in a proceeding at Law or in equity).

         SECTION 4.05 No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Restated Agreement, the Note Purchase Agreement and any notes pursuant thereto by Company do not, and the performance by Company of its obligations hereunder and thereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Company or any equivalent organizational documents of any Company Subsidiary; (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.05(b) have been obtained and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is subject; or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of Company or any Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

         (b) The execution and delivery of this Restated Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, the Blue Sky Laws, the rules and regulations of the NNM, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by the DGCL.

         SECTION 4.06 Permits; Compliance with Laws. Each of Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for Company and the Company Subsidiaries to own, lease and operate their respective properties and assets, or to store, distribute and market their respective products or otherwise to carry on their respective businesses as they are now being conducted, except to the extent any failure to possess such franchise, grant, authorization, license, certificate, identification and registration numbers, approvals and orders shall not result in a Company Material Adverse Effect (collectively, the "COMPANY PERMITS"), and, as of the date of this Restated Agreement, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or threatened in writing. Neither Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Company or such Company Subsidiary or by which any property or asset of Company or such Company Subsidiary is bound or affected or (ii) any Company Permits. Schedule 4.06 of the Company Disclosure Schedule sets forth, as of the date of this Restated Agreement, all actions, proceedings, investigations or surveys pending or, to the Knowledge of Company, threatened in writing against Company or any Company Subsidiary that could reasonably be expected to result in the suspension or cancellation of any Company Permit. Since December 31, 1997, neither Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws. The Merger will not result in the suspension or cancellation of any Company Permit.

         SECTION 4.07 SEC Filings; Financial Statements.

         (a) Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since December 13, 1996 (collectively, together with the Registration Statement (as defined herein), except for the section titled "Risk Factors", as such registration statement may be amended, and the Proxy Statement (as defined herein), except for the section titled "Risk Factors", as such proxy statement may be amended, and any such forms, reports, statements and documents Company may file subsequent to the date hereof until the Closing, the "COMPANY REPORTS") and (B) with any other Governmental Entities. Each Company Report (it being understood that the forms that will constitute Company Reports for the Company's Form 10Q for each of the three months ended March 31, 2001 and June 30, 2001 and the Company's Form 10K for the year ended December 31, 2000 shall be such forms as amended by the Company in response to SEC comments to the Registration Statement) (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NNM, as the case may be, and (ii) did not at the time it was filed (or, with respect to any registration statement filed under the Securities Act, at the time of effectiveness) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this Section 4.07(a) was prepared in all material respects in accordance with the requirements of applicable Law. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

         (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year end adjustments, which adjustments are not material) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Company and the Company Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

         (c) Except as and to the extent set forth or reserved against on the most recent consolidated balance sheet of Company as reported in the Company Reports and an estimated $1,600,000 of professional fees and $200,000 of transactional bonuses previously approved by Parent, including the notes thereto, Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2000.

         (d) Subject to any reserves set forth in Company's financial statements, the accounts receivable shown thereon represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in Company's financial statements was calculated in accordance with U.S. GAAP and in a manner consistent with prior periods.

         SECTION 4.08 Absence of Certain Changes or Events. Since June 30, 2001, other than as described in the Registration Statement and Proxy Statement (as filed with the SEC prior to the date hereof), each of Company and the Company Subsidiaries has conducted its business only in the ordinary course consistent with past practice and, since such date, other than as described in the Registration Statement and Proxy Statement (as filed with the SEC prior to the date hereof), there has not been (i) any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the consummation of the Merger by Company, (ii) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of Company's securities, (iii) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to employees, officers, consultants or directors of Company or any Company Subsidiary except as has been approved in writing by Parent, (iv) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, (v) other than in the ordinary course of business, any waiver of any rights of material value or cancellation or any material debts or claims, (vi) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company or any Company Subsidiary, (vii) any negotiation or agreement by Company or any Company Subsidiary to do any of the things described in the preceding clauses (i) through (vi).

         SECTION 4.09 Customers and Suppliers. No customer which individually accounted for more than five percent (5%) of Company's consolidated gross revenues during the 12-month period preceding the date hereof has canceled or otherwise terminated, or made any written threat to Company or any Company Subsidiary to cancel or otherwise terminate its relationship with Company or such Company Subsidiary. Schedule 4.09 sets forth a true and complete list of all customer contracts entered into since June 1, 2001.

         SECTION 4.10 Certain Tax Matters(a) . None of Company, any Company Subsidiary nor any of their respective Affiliates has taken or agreed to take any action that could reasonably be expected to prevent the Merger from constituting a "reorganization" under Section 368 of the Code.

         SECTION 4.11 Affiliates. Schedule 4.11 of the Company Disclosure Schedule sets forth the names and addresses of each Person who is, in Company's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act) of Company.

         SECTION 4.12 Opinion of Financial Advisor. Stephens Inc. ("COMPANY FINANCIAL ADVISOR") has delivered to the board of directors of Company its opinion to the effect that, as of the date hereof, the consideration to be received in the Merger by Company stockholders is fair to the holders of shares of Company Common Stock from a financial point of view.

         SECTION 4.13 Brokers.

         (a) Other than the fee of the Company Financial Advisor, which will not exceed $900,000, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company.

         (b) Attached hereto as Schedule 4.13(b) of the Company Disclosure Schedule are true, complete and correct copies of all agreements between Company and Company Financial Advisor. Other than as attached hereto as Schedule 4.13(b) of the Company Disclosure Schedule, there are no other agreements between Company and Company Financial Advisor.

         SECTION 4.14 Business Activity Restriction. Other than as set forth on
Schedule 4.14, there is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Company or any Company Subsidiary is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Company or any Company Subsidiary or the consummation of the Merger by Company. Other than as set forth on Schedule 4.14, neither Company nor any Company Subsidiary has entered into any agreement under which Company or such Company Subsidiary is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

         SECTION 4.15 Section 203 of the DGCL Not Applicable. The board of directors of Company has approved the Merger, this Restated Agreement and the Stockholder Agreements, and such approval is sufficient to render inapplicable to the Merger, this Restated Agreement and the Stockholder Agreements (including any amendments to this Restated Agreement and the Stockholder Agreements) and the transactions contemplated by this Restated Agreement and the Stockholder Agreements the provisions of Section 203 of the DGCL. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Restated Agreement, the Stockholder Agreements or the transactions contemplated by this Restated Agreement and the Stockholder Agreements.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                    OF PARENT

         Parent hereby represents and warrants to Company, subject to the exceptions specifically disclosed in the Parent Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this
Article V and any other representation or warranty of Parent to the extent that it is apparent from such disclosure that such disclosure is applicable to such other representation or warranty, that:

         SECTION 5.01 Organization and Qualification. Parent has been duly organized and is validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Parent is duly qualified or licensed to do business, and each is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         SECTION 5.02 Certificate of Incorporation and Bylaws. The copies of Parent's certificate of incorporation and bylaws previously provided to Company by Parent are true, complete and correct copies thereof. Such certificates of incorporation and bylaws are in full force and effect. Parent is not in violation of any of the provisions of its certificate of incorporation or bylaws.

         SECTION 5.03 Capitalization.

         (a) The authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, no par value per share ("PARENT PREFERRED STOCK"). As of the close of business on September 30, 2001, (i) 133,726,569 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable,
(ii) no shares of Parent Common Stock were held in the treasury of Parent, (iii) no shares of Parent Common Stock were held by any directly or indirectly owned Subsidiary of Parent, including Merger Sub (each a "PARENT SUBSIDIARY"), and
(iv) one (1) share of Parent Preferred Stock was issued and outstanding. Except for the shares of Parent Common Stock issuable pursuant to the Parent Stock Plans, shares of Parent Common Stock issuable upon conversion of the Parent Convertible Notes, shares of Parent Common Stock issuable upon exchange of the exchangeable shares of Parent's Subsidiary, Thunderball Acquisition II Inc. (which shares were issued in connection with Parent's acquisition of FloNetwork Inc.) and shares of Parent Common Stock issuable pursuant to the Letter Agreement, dated as of May 7, 2001, among Parent and the former stockholders of DoubleClick Scandinavia AB, there are no options, warrants, convertible or exchangeable securities or other rights, agreements, arrangements or commitments of any character to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock. There are no material outstanding contractual obligations of Parent to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other Person.

         (b) All of the shares of Parent Common Stock to be issued (i) in connection with the Merger, when issued in accordance with this Restated Agreement, and (ii) upon the conversion of any Company Stock Option or Company Warrant into an option or warrant, as the case may be, to purchase shares of Parent Common Stock in accordance with Section 3.05, when issued upon exercise thereof following the Effective Time, have been duly authorized, will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights or similar contractual rights granted by Parent.

         SECTION 5.04 Authority Relative to This Restated Agreement. Parent has all necessary corporate power and authority to execute and deliver this Restated Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Restated Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent are necessary to authorize this Restated Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the filing and recordation of the Certificate of Merger as required by the DGCL). This Restated Agreement has been duly executed and delivered Parent and, assuming the due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies (whether in a proceeding at Law or in equity).

         SECTION 5.05 No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Restated Agreement by Parent does not, and the performance by Parent of its obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is subject or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of Parent pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

         (b) The execution and delivery of this Restated Agreement by Parent does not, and the performance by Parent of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, the Blue Sky Laws, the rules and regulations of the NNM, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by the DGCL.

         SECTION 5.06 SEC Filings; Financial Statements.

         (a) Parent has filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since February 20, 1998 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Closing, the "PARENT REPORTS") and (B) with any other Governmental Entities. Each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NNM, as the case may be, and
(ii) did not at the time it was filed (or, with respect to any registration statement filed under the Securities Act, at the time of effectiveness) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this Section 5.06(a) was prepared in all material respects in accordance with the requirements of applicable Law. No

Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

         (b) Except as provided in the Parent Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year end adjustments, which adjustments are not material) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

         (c) Except as and to the extent set forth or reserved against on the most recent consolidated balance sheet of Parent and the Parent Subsidiaries as reported in the Parent Reports, including the notes thereto, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2000.

         SECTION 5.07 Certain Tax Matters. Neither Parent nor any of its Affiliates has taken or agreed to take any action that could reasonably be expected to prevent the Merger from constituting a "reorganization" under
Section 368 of the Code.

         SECTION 5.08 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

         SECTION 5.09 No Parent Material Adverse Effect. Since December 31, 2000, there has been no Parent Material Adverse Effect.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.01 Conduct of Business Pending the Closing. Company agrees that, between the date of this Restated Agreement and the Effective Time, unless Parent shall otherwise agree in writing and except as contemplated or permitted by this Restated Agreement or as set forth in Schedule 6.01 to the Company Disclosure Schedule, (x) the business of Company and the Company Subsidiaries shall be conducted only in, and Company shall not take any action, or permit any of the Company Subsidiaries to take action, except in, the ordinary course of business consistent with past practice and (y) Company shall use its reasonable efforts to keep available the services of such of the current officers, significant employees and significant consultants of Company and to preserve the current relationships of Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other Persons with which Company and the Company Subsidiaries have significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, Company shall not, between the date of this Restated Agreement and the Effective Time, directly or indirectly, do or agree to do, or permit any of the Company Subsidiaries, directly or indirectly, to do or agree to do, any of the following without the prior written consent of Parent:

                  (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

                  (b) issue, deliver, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, delivery, sale, pledge, disposition, grant, transfer, lease, license, guarantee or Encumbrance of, (i) any shares of capital stock of Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company or any Company Subsidiary, other than (x) the issuance of shares of Company Common Stock pursuant to the exercise of stock options or warrants therefor outstanding as of the date of this Restated Agreement, (y) the issuance of up to an additional 230,000 shares of Company Common Stock pursuant to new grants of options or share purchase rights to future employees and consultants (including, without limitation, any employees who transfer from MessageMedia Europe B.V. or any of its subsidiaries to Company), and (z) the issuance of shares of Company Common Stock to participants in the Company Stock Purchase Plan in accordance with its terms or (ii) any material property or assets of Company or any Company Subsidiary except pursuant to existing contracts, provided that Company may issue nonexclusive software licenses in the ordinary course of business consistent with past practice;

                  (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or Person or any division thereof; (ii) incur any indebtedness for borrowed money (other than de minimus amounts) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Material Contract other than in the ordinary course of business consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures set forth on Schedule 6.01(c) to the Company Disclosure Schedule; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c)

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to Company;

                  (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except repurchases of de minimus amounts of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

                  (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plans or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

                  (g) amend the terms of, repurchase, redeem or otherwise acquire any of its securities, or propose to do any of the foregoing, except repurchases of de minimus amounts of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

                  (h) except as set forth in Section 6.01(h) of the Company Disclosure Schedule, increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to retention, severance or termination pay to, or enter into any employment, retention or severance agreement; except as set forth in
         Section 6.01(h) of the Company Disclosure Schedule, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company or any Company Subsidiary (except as allowed by Section 6.01(b)), except to the extent required by applicable Law or the terms of a collective bargaining agreement; or, except as set forth in Section 6.01(h) of the Company Disclosure Schedule, enter into or amend any contract, agreement, commitment or arrangement between Company or any Company Subsidiary, on the one hand, and any of Company's or any Company Subsidiary's directors, officers, consultants or employees (except as allowed by Section 6.01(b)), on the other hand;

                  (i) except as permitted under Section 6.01(c), pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations (A) in the ordinary course of business and consistent with past practice or (B) reflected or reserved against on the latest balance sheet included in the Company Reports or (C) as otherwise set forth on Schedule 6.01(i) of the Company Disclosure Schedule;

                  (j) make any change with respect to Company's or any Company Subsidiary's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

                  (k) make any Tax election or settle or compromise any Tax liability; or

                  (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Restated Agreement untrue, incomplete or incorrect or prevent or materially impair Company or any Company Subsidiary from performing, or cause Company or any Company Subsidiary not to, perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

         SECTION 6.02 Notices of Certain Events. Each of Parent and Company shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; and (iii) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of Company or the Knowledge of Parent, as the case may be, threatened in writing against, relating to or involving or otherwise affecting Parent or Company, respectively, or any of their respective Subsidiaries, which, if pending on the date hereof, would have been required to have been disclosed in this Restated Agreement, or that otherwise relate to the consummation of the Merger. In addition, Company shall give prompt notice to Parent of the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Company Material Contract, and each of Parent and Company shall notify the other of any change that could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, respectively, or to materially delay or impede the ability of Company or Parent, respectively, to perform their respective obligations pursuant to this Restated Agreement and to effect the consummation of the Merger.

         SECTION 6.03 Access to Information; Confidentiality.

         (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or Company or a Company Subsidiary is a party (which has been disclosed to Company or Parent, as the case may be, prior to the date of this Restated Agreement) or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Restated Agreement to the Effective Time, Parent shall and Company shall (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its and its Subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof and (ii) furnish promptly such information concerning its and its Subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Restated Agreement.

         (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Restated Agreement.

         SECTION 6.04 No Solicitation of Transactions.

         (a) Prior to 5:00 PM (New York City time) October 28, 2001 (the "Shopping Period Termination Time"), unless and until this Restated Agreement shall have been terminated as provided or permitted herein, Company shall not, directly or indirectly enter into or agree to enter into any agreement that constitutes a Company Competing Transaction unless such Company Competing Transaction constitutes a Company Superior Proposal. In connection with any potential Company Competing Transaction, Company shall provide to Parent by 5:00 PM (New York City time) on each Monday, Wednesday and Friday during the period from the date hereof until and including the Shopping Period Termination Time, written updates describing all significant communications with any Person to whom Company is furnishing information or with whom Company is in or entering into discussions or negotiations. All such updates may be by e-mail to the Vice President of Corporate Development of Parent and shall include the name of each such Person, the date of any communications, the nature of all discussions with each such Person and the status of any discussions or negotiations. Prior to accepting a Company Superior Proposal, Company shall provide Parent with the greater of 48 hours' or one business day's oral and written notice to William Mills, Elizabeth Wang, Court Cunningham and David Rosenblatt of such intention and the material terms and conditions of any such Company Superior Proposal. Parent acknowledges that prior to the Shopping Period Termination Time Company may, subject to Section 6.04(d) below, directly or indirectly, and may cause its Representatives (including Representatives of Company Subsidiaries) to, directly or indirectly, solicit, initiate or encourage (including, without limitation, by way of furnishing nonpublic information provided that Company has complied with
Section 6.04(d) below), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Company Superior Proposal, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Company Superior Proposal, or agree to or endorse any Company Superior Proposal.

         (b) After the Shopping Period Termination Time, unless and until this Restated Agreement shall have been terminated as provided or permitted herein, Company shall not, directly or indirectly, and shall cause its Representatives (including Representatives of Company Subsidiaries) not to, directly or indirectly, solicit, initiate or encourage (including, without limitation, by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Company Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Company Competing Transaction, or agree to or endorse any Company Competing Transaction, or authorize or knowingly permit any of Company's Representatives or any Company Subsidiary, or any Representative of a Company Subsidiary, to take any such action. Any violation of the restrictions set forth in this Section 6.04 by any Representative of Company (including any Representative of a Company Subsidiary), whether or not such Person is purporting to act on behalf of Company or otherwise, shall be deemed to be a breach of this Section 6.04 by Company. After the Shopping Period Termination Time, Company shall notify Parent in accordance with the notice provisions of this Restated Agreement in writing and orally within 24 hours after any of Company's Chief Executive Officer, Chief Financial Officer or Senior Vice President, Corporate Development receive any proposal or offer, or promptly after any inquiry or contact with any Person with respect thereto, regarding a Company Competing Transaction is made or received, such notice to include the identity of the Person making such proposal, offer, inquiry or contact, and the terms of such Company Competing Transaction.

         (c) Upon the Shopping Period Termination Time, Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Company Competing Transaction. Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

         (d) Notwithstanding anything herein to the contrary, Company shall not furnish confidential information to any Person unless such Person has, prior to furnishing the information, executed a confidentiality agreement on terms at least as restrictive as the terms of the Confidentiality Agreement.

         SECTION 6.05 Tax-Free Transaction.

         (a) From and after the date of this Restated Agreement, each party hereto shall use reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

         (b) Each of Company and Parent shall execute and deliver to Company counsel and Parent counsel rendering the tax opinions referred to in Sections 8.02(c) and 8.03(e), respectively, a certificate, in form and substance reasonably acceptable to such counsel, signed by an officer of Company or Parent, as the case may be, setting forth factual representations and covenants that will serve as a basis for the tax opinions required under Sections 8.02(c)and 8.03(e) hereof. Company and Parent shall use reasonable efforts to obtain the tax opinions that would satisfy the condition to the Closing set forth in Sections 8.02(c) and 8.03(e).

         SECTION 6.06 Control of Operations. Nothing contained in this Restated Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of Company and the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Restated Agreement, complete control and supervision over its operations.

         SECTION 6.07 Further Action; Consents; Filings.

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Restated Agreement and the consummation of the Merger and (iii) promptly make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Restated Agreement and the Merger required under (A) the rules and regulations of the NNM, (B) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, (C) the HSR Act and any related governmental request thereunder, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including, without limitation, by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. Company and Parent shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Restated Agreement. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

         (b) Each of Company and Parent will give (or will cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, commercially reasonable efforts to obtain any consents from third Persons necessary, proper or advisable (as determined by Parent in good faith with respect to notices or consents to be delivered or obtained by Company) to consummate the transactions contemplated by this Restated Agreement.

         SECTION 6.08 Additional Reports. Company and Parent shall each furnish to the other, if requested, copies of any reports of the type referred to in Sections 4.07 and 5.06 which it files with the SEC on or after the date hereof, and Company and Parent, as the case may be, each covenant and warrant that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present, in all material respects, the financial position of Company and its consolidated subsidiaries, or Parent and its consolidated subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information including therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and U.S. GAAP (except for the absence of footnotes) consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

         SECTION 6.09 Tax Matters. Company shall provide the following information to Parent not later than ten (10) Business Days after the date of this Restated

Agreement: (i) a complete list of the types of Tax Returns being filed by Company in each taxing jurisdiction, (ii) a list of any deferred intercompany gain with respect to transactions to which Company has been a party and (iii) a depreciation schedule for the most recently filed federal income tax return for Company. Company shall provide Parent and its accountants, counsel and other representatives reasonable access, during normal business hours from the date hereof through the Effective Time, to all of Company's Tax Returns and other records and workpapers relating to Taxes.

         SECTION 6.10 Employee Benefits.

         (a) From and after the Effective Time, the Surviving Corporation and its Subsidiaries will honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between Company or any of the Company Subsidiaries and any current or former executive officer or director of Company or any of the Company Subsidiaries, subject to any modifications thereto agreed to by any such officers or directors with the Surviving Corporation.

         (b) At the Effective Time or following a transition period during which employees of Company continue to participate in one or more Company Benefit Plans, Parent will provide the benefits to employees of Company who are retained by Parent (including health benefits, severance policies and general employment policies and procedures) which are substantially comparable in the aggregate to benefits that are available to similarly situated employees of Parent and the Parent Subsidiaries, provided, however, that such insurance carriers, outsider providers or the like are able to provide such benefits on terms reasonably acceptable to Parent, and provided, further, that nothing in this Section 6.10(b) shall prevent Parent or any of its Subsidiaries from making any change required by applicable Law, and provided, further, that it shall not result in any duplication of benefits.

         (c) To the extent permitted under applicable Law, each employee of Company or the Company Subsidiaries shall be given credit for all service with Company or the Company Subsidiaries (or service credited by Company or its Subsidiaries) under all employee benefit plans, programs, policies and arrangements maintained by Parent (other than sabbatical benefits, for which employees of Company or the Company Subsidiaries will not receive any such past service credit) in which they participate or in which they become participants for purposes of eligibility and vesting; provided, however, that insurance carriers, outsider providers or the like are able to honor such commitments on terms reasonably acceptable to Parent.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.01 Registration Statement; Proxy Statement.

         (a) If, for any reason, the Registration Statement and Proxy Statement have not been declared effective by the SEC on or prior to November 12, 2001, either of Company and Parent may, at its option and upon written notice in accordance with this Restated Agreement, extend the Termination Date until January 8, 2002. Copies of the Proxy Statement shall be provided to the NNM in accordance with its rules. Each of the parties hereto shall use reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. Each of Parent and Company shall promptly notify the other of the receipt of any comments from the SEC on the Registration Statement and the Proxy Statement and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall provide to each other promptly copies of all correspondence between Parent, Company or any of their representatives and advisors and the SEC. As promptly as practicable after the effective date of the Registration Statement, the Proxy Statement shall be mailed to the stockholders of Company. Each of the parties hereto shall cause the Proxy Statement to comply as to form and substance, as to matters relating to, and supplied for inclusion therein by, such party, in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act and (iii) the rules and regulations of the NNM.

         (b) The Proxy Statement shall include with respect to Company and its stockholders, (i) the approval of the Merger and the recommendation of the board of directors of Company to Company's stockholders that they vote in favor of approval and adoption of this Restated Agreement and the Merger, unless a withdrawal of such approval and recommendation is permitted pursuant to Section
6.04 following receipt by Company of a Company Superior Proposal prior to the Shopping Period Termination Time, and (ii) the opinion of Company Financial Advisor referred to in Section 4.13.

         (c) No amendment or supplement to the Proxy Statement or the Registration Statement shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed; provided, however, that the consent of Parent shall not be required to amend or supplement the Proxy Statement to reflect the amendment, modification or withdrawal of the recommendation of Company's board of directors that Company's stockholders vote in favor of the approval of this Restated Agreement in accordance with Section
6.04 following receipt by Company of a Company Superior Proposal prior to the Shopping Period Termination Time. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

         (d) None of the information supplied by Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Company, at the time of the Company Stockholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Company or any Company Subsidiary, or their respective officers or directors, should be discovered by Company that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Company shall promptly inform Parent. All documents that Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

         (e) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Company, at the time of the Company Stockholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Parent shall promptly inform Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

         (f) Cooley Godward LLP will provide an opinion addressed to Company which will be filed as Exhibit 8.1 to the Registration Statement, and Brobeck, Phleger & Harrison LLP will provide an opinion addressed to Parent which will be filed as Exhibit 8.2 to the Registration Statement, in each case to the effect that the description in the Registration Statement of the material federal income tax consequences of the Merger is correct in all material respects. Each such opinion shall be based on representation letters in form and substance acceptable to the rendering counsel and executed by Company and Parent.

         SECTION 7.02 Company Stockholders' Meetings. Company shall call and hold a special meeting of the stockholders of Company (the "COMPANY STOCKHOLDERS' MEETING"), as promptly as practicable after the Shopping Period Termination Time (subject to applicable Laws), for the purpose of voting upon the approval and adoption of this Restated Agreement and the Merger pursuant to the Proxy Statement, and Company shall use all reasonable efforts to hold the Company Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Unless Company's board of directors has withheld, amended, modified, or withdrawn its recommendation in compliance with Section 6.04, Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Restated Agreement and the Merger pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL or applicable stock exchange requirements to obtain such approval. Each of the parties hereto shall take all other action necessary or, in the reasonable opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party's certificate of incorporation and bylaws to effect the Merger. Unless this Restated Agreement shall have been terminated in accordance with Section 9.01, Company shall call and hold the Company Stockholders' Meeting for the purpose of voting upon the approval and adoption of this Restated Agreement and the Merger whether or not Company's board of directors at any time subsequent to the date hereof determines that this Restated Agreement is no longer advisable or recommends that Company's stockholders reject it.

         SECTION 7.03 Indemnification; Directors' and Officers' Insurance.

         (a) From and after the Effective Time, (i) Parent will indemnify and hold harmless, and will provide advancement of expenses to, each person who is or was a director or officer of Company or any of its Subsidiaries at or at any time prior to the Effective Time (an "INDEMNIFIED PARTY"), to the same extent such persons are indemnified or have the right to the advancement of expenses as of the date of this Restated Agreement by Company pursuant to Company's certificate of incorporation and bylaws as in effect on the date of this Restated Agreement; provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately and finally determined that such Indemnified Party is not entitled to indemnification, and (ii) Parent will fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements (including, without limitation, those set forth in Company's certificate of incorporation and bylaws as in effect on the date of this Restated Agreement) between Company and any of the Indemnified Parties in effect immediately prior to the date of this Restated Agreement.

         (b) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers a material amount of its properties and assets to any Person in a single transaction or a series of transactions, then, and in each such case, Parent will make or cause to be made proper provision so that the successors and assigns of Parent assume the indemnification obligations described herein for the benefit of the indemnified parties and have at least substantially equal financial ability as the Company (immediately prior to the Effective Time) to satisfy the obligations of the parties pursuant to this Section 7.03 as a condition to such merger, consolidation or transfer becoming effective.

         (c) The provisions of this Section 7.03 are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

         (d) For a period of six years after the Effective Time, Parent shall maintain in effect the directors' and officers' liability insurance policies maintained by Company; provided, however, that in no event shall Parent be required to expend in any one year in excess of 150% of the annual premium currently paid by Company for such coverage, which annual premium Company hereby represents is $310,000; and provided further, that if the premium for such coverage, exceeds such amount, Parent shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

         SECTION 7.04 No Shelf Registration. Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the Persons who may be deemed to be "affiliates" of Company within the meaning of Rule 145 promulgated under the Securities Act.

         SECTION 7.05 Public Announcements. The initial press release concerning the Merger to be released in connection with the execution and delivery of this Restated Agreement shall be a joint press release and, thereafter, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Restated Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other (which shall not be unreasonably withheld or delayed), except to the extent required by applicable Law or the requirements of the rules and regulations of the NNM, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

         SECTION 7.06 NNM Listing. Prior to the Effective Time, Parent shall use all reasonable efforts to obtain approval from the NNM of the listing, as of the Effective Time, of the shares of Parent Common Stock to be issued in connection with the Merger.

         SECTION 7.07 Company Stock Options/Registration Statements on Form S-8. Prior to the Effective Time, Company and Parent shall take, or cause to be taken, all action necessary and appropriate to effect the assumption of the Company Stock Options and Company Warrants as contemplated by Section 3.05, including obtaining the consent of affected optionees and warrant holders. Parent shall reserve for issuance the number of shares of Parent Common Stock that will be issuable upon exercise of Company Stock Options and Company Warrants assumed pursuant to Section 3.05 hereof. As promptly as reasonably practical after the Effective Time, Parent shall file with the SEC one or more registration statements on Form S-8 for the shares of Parent Common Stock issuable with respect to Company Stock Options and will maintain the effectiveness of such registration statements for so long as any of such options or other rights remain outstanding.

         SECTION 7.08 Employee Benefit Matters. As of the Effective Time, Parent shall honor and satisfy all obligations and liabilities with respect to the Company Benefit Plans, other than the Company Stock Purchase Plan. Notwithstanding the foregoing, Parent shall not be required to continue any particular Company Benefit Plan after the Effective Time, and any Company Benefit Plan may be amended or terminated or may be merged with any Parent Benefit Plans in accordance with its terms and applicable Law so long as employees of Company who are employed by Parent are provided benefits and coverage by Parent that are the same or substantially the same as that provided by Parent to similarly situated employees. If requested by Parent prior to the Effective Time, Company shall take all actions necessary and appropriate to terminate any Company Benefit Plan that is a 401(k) plan (each, a "401(K) PLAN") as of the last day of the payroll period immediately preceding the Closing Date and no further contributions shall be made to any 401(k) Plan, and Company shall provide to Parent (i) executed resolutions by the board of directors of Company, as applicable, authorizing such termination and (ii) an executed amendment to each 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of such 401(k) Plan will be maintained at the time of termination.

         SECTION 7.09 Affiliates. Parent shall be entitled to place legends on the certificates evidencing any of the Parent Common Stock to be received by (i) any Affiliate of Company or (ii) any Person Parent reasonably identifies (by written notice to Company) as being a Person who may be deemed an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock.

         SECTION 7.10 Taking of Additional Actions. Company shall, prior to the Effective Time, use its commercially reasonable efforts to take the actions specified on Schedule 7.10 of the Company Disclosure Schedule.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         SECTION 8.01 Conditions to the Obligations of Each Party to Consummate the Merger. The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions by joint action of the parties hereto:

             (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

             (b) this Restated Agreement and the Merger shall have been duly approved and adopted by the requisite vote of stockholders of Company in accordance with the DGCL;

             (c) no order, statute, rule, regulation, executive order, stay, decree, writ, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity which prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time. Company and Parent shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time;

             (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated;

             (e) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect; and

             (f) the shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NNM, subject to notice of issuance; provided that this condition shall not be a condition to the obligations of Parent hereto if Parent has failed to make all reasonable efforts to cause such shares to become so authorized.

         SECTION 8.02 Conditions to the Obligations of Company. The obligations of Company to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

             (a) each of the representations and warranties of Parent contained in this Restated Agreement shall be true, complete and correct in all respects both (i) when made and (ii) on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date, which shall be so true, complete and correct as of such certain date), except in each case for any failures to be true, complete and correct which do not, in the aggregate, have a Parent Material Adverse Effect; and Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect;

             (b) Parent shall have performed or complied in all material respects with all covenants required by this Restated Agreement to be performed or complied with by it on or prior to the Effective Time, except where the failure to so comply has not resulted in a Parent Material Adverse Effect, and Company shall have received certificates of the Chief Executive Officer and Chief Financial Officer of Parent to that effect; and

             (c) Company shall have obtained an opinion from Company's legal counsel, dated the date of the Closing, in form and substance reasonably satisfactory to it and issued in reliance on the officer's certificate described in Section 6.05(b) hereof, based upon customary representations of Company and Parent reasonably satisfactory to counsel and customary assumptions, to the effect that if the Merger is consummated in accordance with the provisions of this Restated Agreement, under current Law, for federal income tax purposes, the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

         SECTION 8.03 Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

             (a) (i) to the Knowledge of Company on the date hereof, each of the representations and warranties of the Company contained in this Restated Agreement has been true, complete and correct in all respects as of the date hereof, except where any failure to be true, complete and correct does not, in the aggregate, have a Company Material Adverse Effect, and (ii) in the case of the representations and warranties made pursuant to Section 4.05(b) and
     Section 4.15, any failure to be true, complete and correct in all material respects shall not result in any material delay in or prevention of the consummation of the transactions contemplated by this Restated Agreement; and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial officer of Company to such effect; and

             (b) after the date of this Restated Agreement, neither the Company nor its officers or directors shall have intentionally taken any action or intentionally failed to take any action that the Company or such person knew would result in a Company Material Adverse Effect or reasonably should have known would result in a Company Material Adverse Effect.


                                   ARTICLE IX

                   TERMINATION, AMENDMENT, WAIVER AND RELEASE

         SECTION 9.01 Termination. This Restated Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Restated Agreement, as follows:

             (a) by mutual written consent duly authorized by the boards of directors of each of Parent and Company;

             (b) subject to Section 7.01(a), by either Parent or Company, if the Effective Time shall not have occurred on or before December 17, 2001 (the "Termination Date"); provided, however, that the right to terminate this Restated Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Restated Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

             (c) by either Parent or Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

             (d) by Parent if:

                      (i) the board of directors of Company withdraws, modifies or changes its recommendation of this Restated Agreement or the Merger in a manner adverse to Parent or its stockholders or shall have resolved to do so;

                      (ii) the board of directors of Company shall have recommended to the stockholders of Company a Company Competing Transaction;

                      (iii) Company fails to comply in all material respects with Section 6.04 or Section 7.02;

                      (iv) a party to a Stockholder Agreement (other than Parent) fails to vote in favor of the Merger in accordance with the Stockholder Agreement or fails to comply with Section 4(b) of the Stockholder Agreement;

                      (v) a Company Competing Transaction shall have been announced or otherwise publicly known and the board of directors of Company shall have (A) failed to recommend against acceptance of such by its stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance of a Company Competing Transaction involving a tender offer or exchange offer) within five (5) Business Days of Parent's written request for such action or (B) failed to reconfirm its approval and recommendation of this Restated Agreement and the transactions contemplated hereby within five (5) Business Days of the first announcement or other public knowledge of such proposal for a Company Competing Transaction;

                      (vi) the board of directors of Company shall have determined that a Company Competing Transaction was a Company Superior Proposal and to take any of the actions allowed by clause (b) of Section 6.04, subject to Section 6.04(a), and shall not have, prior to Parent's termination of this Restated Agreement pursuant to this Section 9.01(d)(vi), (1) reconfirmed its approval and recommendation of this Restated Agreement and (2) recommended against acceptance of such Company Superior Proposal by its stockholders;

                      (vii) the board of directors of Company resolves to take any of the actions described above;

             (e) by Company, prior to the Shopping Period Termination Time, if the board of directors of Company shall have recommended to the stockholders of Company a Company Competing Transaction that constitutes Company Superior Proposal; provided that the right to terminate this Restated Agreement under this Section 9.01(e) shall not be available until the Company Termination Fee (as defined below) has been paid to Parent in accordance with 9.05(b)(ii).

             (f) by Parent or Company, if this Restated Agreement and the Merger is brought to a vote and shall fail to receive the requisite votes for approval at the Company Stockholders' Meeting or any adjournment or postponement thereof; and

             (g) by Company, 20 days after receipt by Parent of a written notice from Company of a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Restated Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "Terminating Parent Breach"); provided, however, that if such Terminating Parent Breach is cured by Parent within 20 days, Company may not terminate this Restated Agreement under this Section 9.01(f).

The right of any party hereto to terminate this Restated Agreement pursuant to this Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Restated Agreement.

         SECTION 9.02 Effect of Termination. Except as provided in Section 9.05, in the event of termination of this Restated Agreement pursuant to Section 9.01, this Restated Agreement shall forthwith become void, there shall be no liability under this Restated Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease (except for the provisions of Section 6.03(b), this Section 9.02, Section 9.05 and Article X, which provisions shall survive such termination); provided, however, that nothing herein shall relieve any party hereto from liability for breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Restated Agreement. No termination of this Restated Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, which shall survive termination of this Restated Agreement and remain in full force and effect in accordance with their terms.

         SECTION 9.03 Amendment. This Restated Agreement may be amended by Parent and Company by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Restated Agreement by the stockholders of Company, no amendment may be made that changes the amount or type of consideration into which Company Common Stock will be converted pursuant to this Restated Agreement. This Restated Agreement may not be amended except by an instrument in writing signed by Parent and Company.

         SECTION 9.04 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 9.05 Termination Fee; Expenses.

         (a) Except as set forth in this Section 9.05, all Expenses incurred in connection with this Restated Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and Company each shall pay one-half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement (for the avoidance of doubt, not including related attorneys' and accountants' fees and Expenses) and any fees required to be paid under the HSR Act.

         (b) Without limiting any other remedies available to Parent, in the event that

             (i) Parent shall terminate this Restated Agreement pursuant to
Section 9.01(d),

             (ii) Company shall terminate this Restated Agreement pursuant to
Section 9.01(e), or

             (iii) this Restated Agreement is terminated pursuant to Section 9.01(b) or Section 9.01(f), and (A) at or prior to the time of such termination, either there shall have been proposed or publicly announced a Company Competing Transaction or (B) within twelve (12) months after such termination, Company shall enter into a definitive agreement with respect to any Company Competing Transaction or any Company Competing Transaction involving Company shall be consummated, then Company shall pay to Parent (the "COMPANY TERMINATION FEE") a sum equal to $1,000,000. Any Company Termination Fee shall be paid in same day funds within three (3) Business Days after the date this Restated Agreement is terminated or within three (3) Business Days after the Company Termination Fee otherwise becomes due and payable pursuant to this Section 9.05(b); provided that notwithstanding the foregoing, any Company Termination Fee pursuant to
Section 9.05(b)(ii) shall be paid in same day funds immediately prior to the time on which this Restated Agreement is terminated pursuant thereto.

         (c) Parent and Company agree that the agreements contained in Section 9.05(b) above are an integral part of the transaction contemplated by this Restated Agreement and constitute liquidated damages and not a penalty and that without these Agreements, Parent would not enter into this Restated Agreement or the Stockholder Agreements. Accordingly, if Company fails to pay to Parent any amounts due under Section 9.05(b), Company shall pay the fees and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit of other legal action, taken to collect payment, together with interest on such amounts at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

         SECTION 9.06 Release.

         Parent and Company, on behalf of themselves and their respective affiliates, subsidiaries, parents, officers, directors, employees, attorneys, agents and representatives (the "COVERED PERSONS"), hereby fully and completely release and forever discharge any and all claims of any kind any Covered Persons has or may have against any other Covered Person, whether known or unknown, fixed or contingent, liquidated or unliquidated, whether for damages, loss or injury of any type whatsoever or any other form of relief, including equitable relief, which in any way arise out of or relate to the negotiations, terms, representations, warranties, covenants, disclosures, or performance or lack of performance by any party with respect to the Agreement and Plan of Merger, dated as of June 1, 2001, the Amended Merger Agreement, or any of the acts, events or transactions contemplated thereby. Nothing herein, however, shall effect the obligations of the parties with respect to this Restated Agreement or the Confidentiality Agreement.

                                   ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.01 Non-Survival of Representations and Warranties. The representations and warranties in this Restated Agreement shall terminate at the Effective Time or upon the termination of this Restated Agreement pursuant to
Section 9.01, as the case may be. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         SECTION 10.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02); provided that all notices given pursuant to Section 6.04(a) hereof shall be by telecopy or facsimile in addition to and not in lieu of any other manner:

         (a)   if to Company:

               MessageMedia, Inc.
               371 Centennial Parkway
               Louisville, CO  80027
               Attn:  William Buchholz
               Facsimile:  (303) 381-3942

               with a copy to:

               Cooley Godward LLP
               380 Interlocken Crescent, Suite 900
               Broomfield, CO  80021
               Attn:  Michael L. Platt
               Facsimile:  (720) 566-4099

         (b)   if to Parent or Merger Sub:

               DoubleClick Inc.
               450 West 33rd Street
               New York, NY  10001
               Attn:  Elizabeth Wang
               Facsimile:  (212) 287-9704
               with a copy to:

               Brobeck, Phleger & Harrison LLP
               1633 Broadway, 47th Floor
               New York, NY 10019
               Attention:  Scott L. Kaufman
               Facsimile:  (212) 586-7878

         SECTION 10.03 Severability. If any term or other provision of this Restated Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Restated Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Restated Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

         SECTION 10.04 Assignment; Binding Effect; Benefit. Neither this Restated Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Restated Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Restated Agreement to the contrary, other than Section 7.03, nothing in this Restated Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Restated Agreement.

         SECTION 10.05 Incorporation of Exhibits. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Annexes attached hereto and referred to herein are hereby incorporated herein and made a part of this Restated Agreement for all purposes as if fully set forth herein. Parent and Company acknowledge that the Parent Disclosure Schedule and the Company Disclosure Schedule (i) are qualified in their entirety by reference to specific provisions of this Restated Agreement and (ii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to Parent or Company, as the case may be, except to the extent required by this Restated Agreement and by applicable Law.

         SECTION 10.06 Governing Law. This Restated Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, other than conflict of laws principles thereof directing the application of any Law other than that of the State of Delaware.

         SECTION 10.07 Waiver of Jury Trial. To the fullest extent permitted by Law, each party hereto hereby irrevocably waives all right to trial by jury in any proceeding

(whether based on contract, tort or otherwise) arising out of or relating to this Restated Agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

         SECTION 10.08 Headings; Interpretation. The descriptive headings contained in this Restated Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Restated Agreement. The parties have participated jointly in the negotiation and drafting of this Restated Agreement. In the event an ambiguity or question of intent or interpretation arises, this Restated Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Restated Agreement.

         SECTION 10.09 Counterparts. This Restated Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 10.10 Entire Agreement. This Restated Agreement (including the Stockholder Agreements, the Annexes, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Restated Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        DOUBLECLICK INC.


                                        By: /s/ David Rosenblatt
                                           -------------------------------------
                                        Name: David Rosenblatt
                                        Title: President, Technology
                                               Data and Research

                                        MESSAGEMEDIA, INC.


                                        By: /s/ A. Laurence Jones
                                           -------------------------------------
                                        Name: A. Laurence Jones
                                        Title: President and Chief
                                               Executive Officer

                                                                         ANNEX A
                                                   Form of Stockholder Agreement


                   AMENDED AND RESTATED STOCKHOLDER AGREEMENT

                  This AMENDED AND RESTATED STOCKHOLDER AGREEMENT (this "AGREEMENT") is made and entered into as of October 10, 2001 between DoubleClick Inc., a Delaware corporation ("PARENT"), and the undersigned stockholder ("STOCKHOLDER") of MessageMedia, Inc., a Delaware corporation ("COMPANY"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                                    RECITALS

                  WHEREAS, Parent and Stockholder were parties to that certain Stockholder Agreement, dated as of June 1, 2001, which was amended by the Stockholder Letter, dated June 27, 2001 (together, the "ORIGINAL STOCKHOLDER AGREEMENT");

                  WHEREAS, pursuant to an Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of October 10, 2001, between Parent and Company (such agreement, as it may be amended, supplemented or otherwise modified from time to time, is hereinafter referred to as the "MERGER AGREEMENT"), Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Company with and into Parent (the "MERGER") in which each outstanding share of capital stock of Company (the "COMPANY CAPITAL STOCK") will be converted into shares of common stock, par value $0.001 per share, of Parent (the "PARENT SHARES") at the Exchange Ratio as set forth in the Merger Agreement (the "TRANSACTION");

                  WHEREAS, in order to induce Parent to enter into the Merger Agreement and consummate the Transaction, Company has agreed to use its reasonable best efforts to cause certain stockholders of Company to execute and deliver to Parent a Stockholder Agreement upon the terms set forth herein;

                  WHEREAS, each of the parties to the Original Stockholder Agreement desires to modify and amend and restate the Original Stockholder Agreement in all respects necessary to give effect to the modification of the terms and conditions contained in the Merger Agreement; and

                  WHEREAS, Stockholder is the registered and beneficial owner of such number of shares of the outstanding capital stock of Company as is indicated on the signature page of this Agreement (the "SHARES").

                  NOW, THEREFORE, the parties agree as follows:

                  1. Agreement to Retain Shares.

                  1.1 Transfer and Encumbrance.

                  (a) Stockholder is the beneficial owner of the Shares and, except as otherwise set forth on the signature page hereto, has owned each such Share at all times since the date such Share was originally issued by Company. The Shares constitute Stockholder's entire interest in the outstanding capital stock and voting securities of Company. The Shares are, and will be at all times up until the Expiration Date (as defined below), free and clear of any liens, claims, options, charges or other encumbrances. Stockholder's principal residence or place of business is accurately set forth on the signature page hereto. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of the (i) Effective Time or (ii) termination of the Merger Agreement in accordance with the terms thereof.

                  (b) Stockholder agrees not to transfer (except as may be specifically required by court order or by operation of law, in which case any such transferee shall agree to be bound hereby), sell, exchange, pledge, hypothecate, engage in any hedging transaction with respect to, or otherwise dispose of or encumber, any Shares or any New Shares (as defined below) or to make any offer or agreement relating thereto, at any time prior to the Expiration Date.

                  1.2 New Shares. Stockholder agrees that any shares of capital stock or voting securities of Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be on the terms and subject to the conditions of this Agreement to the same extent as if they constituted Shares.

                  2. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the stockholders of Company at which the Merger is considered or voted upon, and at every adjournment thereof, and on every action or approval by written resolution of the stockholders of Company with respect to the Merger, Stockholder shall vote the Shares and any New Shares in favor of approval and adoption of the Merger Agreement and of the Transaction.

                  3. Irrevocable Proxy. Stockholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Exhibit I (the "PROXY"). In the event that Stockholder is unable to provide any such Proxy in a timely manner, Stockholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of Stockholder, which power of attorney, being coupled with an interest, shall survive any death, disability, bankruptcy or any other such impediment of Stockholder. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration Date.

                  4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Parent as follows:

                  (a) Stockholder has full power, authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. Except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, the execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

                  (b) Until the Expiration Date, Stockholder will not and will use Stockholder's reasonable best efforts to cause Company, and any Representatives of Company or Stockholder, not to, except to the extent otherwise permitted under Section 6.04 of the Merger Agreement, take any of the actions restricted by such Section 6.04, which provisions are hereby incorporated by reference. Until the Expiration Date, in the event Stockholder shall receive or become aware of any Company Competing Transaction subsequent to the Shopping Period Termination Time (as defined in the Merger Agreement), Stockholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Stockholder is a party or violating its fiduciary duties. Stockholder shall take all actions requested by Company in connection with complying with Company's obligations under the Merger Agreement.

                  (c) Stockholder understands and agrees that if Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of the Shares or New Shares other than in compliance with this Agreement, Company shall not, and Stockholder hereby unconditionally and irrevocably instructs Company to not, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or New Shares or record such vote unless and until Stockholder shall have complied with the terms of this Agreement.

                  5. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

                  6. Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

                  7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

                  8. Confidentiality. Stockholder agrees (i) to hold any information regarding this Agreement and the Transaction in strict confidence and (ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Parent.

                  9. Miscellaneous.

                  9.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  9.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind Stockholder solely as a securityholder of Company only with respect to the specific matters set forth herein.

                  9.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                  9.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

                  9.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one Business Day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses:

                  (a) If to Stockholder, at the address set forth below Stockholder's signature at the end hereof.

                  (b) if to Parent, to:

                           DoubleClick Inc.
                           450 West 33rd Street
                           New York, NY 10001
                           Attention:  Elizabeth Wang, General Counsel
                           Facsimile No:  (212) 287-9704
                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           1633 Broadway
                           New York, New York  10019
                           Attention:  Scott L. Kaufman, Esq.
                           Facsimile No.: (212) 586-7878

or to such other address as any party hereto may designate for itself by notice given as herein provided.

                  9.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

                  9.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter, including, without limitation, any proxies previously delivered by Stockholder to Parent in connection with the Original Stockholder Agreement, which Parent acknowledges and agrees is of no further force or effect.

                  9.8 Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  9.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have caused this Amended and Restated Stockholder Agreement to be executed as of the date first above written.

DOUBLECLICK INC.

By:
   --------------------------

Name:
         --------------------

Title:
      -----------------------

Address:
       ----------------------

       ----------------------

Phone:
      -----------------------

Facsimile:
          ------------------




                     SIGNATURE PAGE TO STOCKHOLDER AGREEMENT

                                                     STOCKHOLDER NAME


                                                     ---------------------------
                                                     Stockholder Name

                                                     ---------------------------
                                                     (Signature of Spouse)

                                                     Address:
                                                             -------------------

                                                             -------------------

                                                     Phone:
                                                             -------------------

                                                     Facsimile:
                                                               -----------------

                                                     ---------------------------
                                                     (Social Security or Tax
                                                     I.D. Number)


Total Number of Shares of Company capital stock owned on the date hereof:

Common Stock:
               -----------------------------

State of Residence:
                   -------------------------














                     SIGNATURE PAGE TO STOCKHOLDER AGREEMENT